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                                                                     EXHIBIT 1.1

                            Wells Fargo Capital VIII

                        5.625% Trust Preferred Securities
                  (liquidation amount $25 per Capital Security)
        guaranteed to the extent set forth in the Guarantee Agreement by

                              Wells Fargo & Company

                             Underwriting Agreement

                                                                   July 21, 2003

To the Representatives
named in Schedule I
hereto of the Underwriters
named in Schedule II hereto

Ladies and Gentlemen:

          Wells Fargo Capital VIII, a statutory business trust created under the laws of the State of Delaware (the "Trust"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as Representatives (the "Representatives"), 8,000,000 of its 5.625% Trust Preferred Securities, liquidation amount $25 per Preferred Security, plus the number of Option Securities, if any, that the Underwriters elect to purchase pursuant to Section 2(b) (the "Capital Securities"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.

          The Capital Securities will be guaranteed (the "Guarantee") by Wells Fargo & Company, a Delaware corporation ("Wells Fargo" or the "Guarantor"), to the extent described in a Guarantee Agreement to be dated as of July 28, 2003 (the "Guarantee Agreement") between the Guarantor and Bank One Trust Company, N.A., as trustee (the "Guarantee Trustee"). The Trust will use the proceeds from the sale of the Capital Securities and the sale of the Trust Common Securities (as defined below) pursuant to the Debenture Purchase Agreement to be dated as of July 28, 2003 between the Trust and the Guarantor (the "Debenture Purchase Agreement"), to purchase from the Guarantor $206,185,575 aggregate principal amount of its 5.625% Junior Subordinated Debentures due August 1, 2033 (the "Debentures") (or $237,113,425 aggregate principal amount of Debentures if the Option granted to the Underwriters pursuant to Section 2(b) is exercised in full) to be issued under an Indenture dated as of August 29, 2001 (the "Indenture") between the Guarantor and Bank One Trust Company, N.A., as trustee (the "Debenture Trustee"). The Guarantor will also be the holder of one hundred percent of the common securities representing undivided beneficial interests in the assets of the

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Trust (the "Trust Common Securities"). The Trust was created under Delaware law pursuant to a Declaration of Trust and Trust Agreement dated as of February 7, 2002 executed by Wells Fargo, as depositor, and by Barbara S. Brett and Laurel
A. Holschuh, as administrative trustees of the Trust (the "Administrative Trustees") and by Wilmington Trust Company, as Delaware trustee (the "Delaware Trustee"), as hereafter amended in substantially the form of the Amended and Restated Declaration of Trust and Trust Agreement (the "Trust Agreement") among Wells Fargo, the Administrative Trustees, the Delaware Trustee and the property trustee named therein (the "Property Trustee") filed as exhibit 4(oo) to the Registration Statement (as defined below). Under the terms of the Trust Agreement, the Guarantor shall pay, under certain circumstances, certain expenses of the Trust.

     1. Representations and Warranties. Each of the Trust and the Guarantor jointly and severally represent and warrant to, and agree with, each Underwriter that:

          (a) The Trust and the Guarantor meet the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and have filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Act of the Capital Securities, the Guarantee and the Debentures. The Trust and the Guarantor propose to file with the Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Capital Securities, the Guarantee and the Debentures in substantially the form heretofore delivered to you. Such registration statement, including all exhibits thereto (but excluding Form T-1), as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus relating to the Capital Securities, the Guarantee and the Debentures in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus" and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus". Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the "Preliminary Final Prospectus". Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

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          (b)  As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date (as hereinafter defined), (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, the Indenture, the Trust Agreement and the Guarantee Agreement will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act"), and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Trust and the Guarantor make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Debenture Trustee, the Guarantee Trustee and the Property Trustee, or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Trust or the Guarantor by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in a letter dated the Closing Date the ("Blood Letter") delivered by the Representatives to the Company).

     2.   Purchase and Sale.

     (a) Initial Securities. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, the number of the Capital Securities set forth opposite such Underwriter's name in Schedule II hereto (the "Initial Securities"), at a purchase price of $25 (the "Purchase Price") per Capital Security, plus any accumulated distributions thereon.

     (b) Option Securities. In addition, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust hereby grants an option (the "Option") to the Underwriters, severally and not jointly, to purchase up to an additional 1,200,000 Capital Securities (the "Option Securities") at the Purchase Price per Capital Security, plus any accumulated distributions thereon. The Option may be exercised in whole or in part only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice to the Company delivered no later than 2:00 p.m., New York time, on Friday July 25, 2003 by the Representatives to the Trust setting forth the number of Option Securities as to which the several Underwriters are then

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exercising the option. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the aggregate principal amount of Option Securities then being purchased which the principal amount of Initial Securities set forth in Schedule II opposite the name of such Underwriter bears to the aggregate principal amount of Initial Securities.

     (c) In consideration of such purchases on the Closing Date, the proceeds of which will be used to purchase the Debentures, the Guarantor shall pay to the Underwriters as compensation, in immediately available funds, on the Closing Date $0.7875 per Capital Security, or an aggregate of $6,300,000 if the Underwriters do not exercise the Option to purchase Option Shares, and an aggregate of $7,245,000 if the Option is exercised by the Underwriters in full.

     3. Delivery and Payment. Delivery of and payment for the Initial Securities and any Option Securities the Underwriters elect to purchase pursuant to Section 2(b) shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement among the Representatives, the Trust and the Guarantor or as provided in Section 8 hereof (such date and time of delivery and payment for the Capital Securities being herein called the "Closing Date"). Delivery of the Capital Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof in the manner set forth in
Schedule I hereto. The Trust will deliver against payment of the purchase price the Capital Securities in the form of one or more permanent global securities in definitive form deposited with or on behalf of Wells Fargo Bank Minnesota, N.A. as custodian for The Depository Trust Company ("DTC") for credit to the respective accounts of the Underwriters and registered in the name of Cede & Co., as nominee for DTC. Interests in the permanent global Capital Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Final Prospectus.

     4. Agreements. The Trust and the Guarantor jointly and severally agree with the several Underwriters that:

          (a) The Trust or the Guarantor will provide to counsel for the Underwriters one manually executed copy of the Registration Statement, including all exhibits thereto, in the form it became effective and all amendments thereto. Prior to the Closing Date, the Trust and the Guarantor will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Trust or the Guarantor has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object promptly after notice thereof. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof. Subject to the foregoing sentence, the Trust and the Guarantor will cause the Final Prospectus to be filed pursuant to Rule 424(b) under the Act not later than the close of business on the second business day following the execution and delivery of this Agreement. The Trust and the Guarantor will promptly advise the Representatives (i) when the Final Prospectus shall have been filed with the

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     Commission pursuant to Rule 424(b), (ii) when any amendment to the
     Registration Statement relating to the Capital Securities, the Guarantee and the Debentures shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information,
     (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Trust or the Guarantor of any notification with respect to the suspension of the qualification of the Capital Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. In the event of the issuance of any stop order preventing or suspending the use of any Preliminary Final Prospectus or Final Prospectus, the Trust and the Guarantor will use promptly their best efforts to obtain the withdrawal of such stop order.

          (b) If, at any time when a prospectus relating to the Capital Securities, the Guarantee and the Debentures is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Trust or the Guarantor will promptly notify you and, upon your request, the Trust and the Guarantor will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' request for, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

          (c) As soon as practicable, the Guarantor, on behalf of the Trust, will make generally available to the Trust's security holders an earnings statement or statements of the Guarantor and the Guarantor's subsidiaries which will satisfy the provisions of Section 11(a) of the Act.

          (d) The Trust and the Guarantor will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Guarantor will pay the expenses of printing or other production of all documents relating to the offering and the expenses incurred in distributing the Final Prospectus to the Underwriters.

          (e) The Trust and the Guarantor will arrange for the qualification of the Capital Securities for sale under the laws of such jurisdictions as the

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     Representatives may designate, will maintain such qualifications in effect so long as required to complete the distribution of the Capital Securities; provided, however, that each of the Trust and the Guarantor shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject or subject itself to taxation in any jurisdiction where it is not now so subject.

          (f) Until the business day following the Closing Date or such earlier time as you may notify the Trust or the Guarantor, neither the Trust nor the Guarantor will, without the consent of the Representatives, offer or sell, or announce the offering of, any securities (other than commercial paper) that are substantially similar to the Capital Securities and are covered by the Registration Statement or any other registration statement filed under the Act.

          (g) The Trust and the Guarantor agree to use all commercially reasonable efforts to obtain and maintain the listing of the Capital Securities on the New York Stock Exchange until such time as none of the Capital Securities are outstanding. If the Capital Securities cease to be listed on the New York Stock Exchange, the Trust and the Guarantor agree to use all commercially reasonable efforts promptly to list the Capital Securities on a stock exchange agreed upon by the Trust, the Guarantor and the Representatives. The Trust and the Guarantor will use all commercially reasonable efforts to comply with the rules of the New York Stock Exchange and will otherwise comply with any undertakings given by it from time to time to the New York Stock Exchange in connection with the Capital Securities listed thereon or the listing thereof and, without prejudice to the generality of the foregoing, to furnish or cause to be furnished to the New York Stock Exchange all such information as it may require in connection with the listing thereon of the Capital Securities. In the event that the Debentures are distributed to the holders of the Capital Securities, the Trust and the Guarantor agree to use all commercially reasonable efforts to obtain and maintain the listing of the Debentures on the New York Stock Exchange or any other stock exchange on which the Capital Securities are then listed until such time as none of the Debentures are outstanding.

          (h) The Guarantor will pay all expenses incident to the performance of the Trust's and its obligations under this Agreement, for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Capital Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Capital Securities and the Debentures, for any applicable filing fee incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, the review by the New York Stock Exchange of the Capital Securities, for any travel expenses of the Trust's and the Guarantor's officers and employees and any other expenses of the Trust and the Guarantor in connection with attending or hosting meetings

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     with prospective purchasers of Capital Securities and for expenses incurred in distributing any Preliminary Final Prospectus or the Final Prospectus. The Guarantor will also pay all fees and expenses of the Debenture Trustee, including the fees and disbursements of counsel for the Debenture Trustee in connection with the Indenture and the Debentures; the fees and expenses of the Property Trustee and the Delaware Trustee, including the fees and disbursements of counsel for the Property Trustee and the Delaware Trustee in connection with the Certificate of Trust filed with the Delaware Secretary of State with respect to the Trust (the "Certificate of Trust") and the Trust Agreement; and the fees and expenses of the Guarantee
     Trustee, including the fees and disbursements of counsel for the Guarantee Trustee in connection with the Guarantee and the Guarantee Agreement.

          (i) The Trust and the Guarantor will cooperate with the Representatives and use all commercially reasonable efforts to permit the Capital Securities to be eligible for clearance and settlement through DTC, the Euroclear System and Clearstream Banking S.A., as applicable.

     5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Capital Securities shall be subject to the accuracy of the representations and warranties on the part of the Trust and the Guarantor contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed after the date hereof and prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Trust and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Trust and the Guarantor of their obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission; and the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) not later than the close of business on the second business day following the execution and delivery of this Agreement.

          (b) The Trust and the Guarantor shall have furnished to the Representatives the opinion of Mary E. Schaffner, Senior Counsel of the Guarantor, or another senior lawyer of the Guarantor satisfactory to the Representatives, dated the Closing Date, to the effect that:

               (i) the Guarantor has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended; each of Wells Fargo Bank Minnesota, National Association ("Wells Minnesota")

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          and Wells Fargo Bank, National Association ("Wells Fargo Bank") is a
          national banking association authorized to transact the business of banking under the National Bank Act of 1864, as amended; and WFC Holdings Corporation ("WFC Holdings" and together with Wells Minnesota and Wells Fargo Bank, the "Significant Subsidiaries") is a duly organized and validly existing corporation under the laws of the State of Delaware;

               (ii) each of the Guarantor and the Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction which requires such qualification wherein it owns or leases any material properties or conducts any material business, except where the failure to so qualify would not have any material adverse effect upon the business, condition or properties of the Guarantor and its subsidiaries, taken as a whole;

               (iii) all of the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. Section 55 in the case of Wells Fargo Bank and Wells Minnesota) nonassessable, and are owned directly or indirectly by the Guarantor free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

               (iv) the number and type of equity securities the Guarantor is authorized to issue is as set forth in the Final Prospectus;

               (v) to such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Final Prospectus, other than as disclosed therein, and there is no contract or other document of a character required to be described or referred to in the Registration Statement or required to be filed as an exhibit thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the description thereof or references thereto are correct;

               (vi) neither the issue and sale of the Capital Securities and the Debentures, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or the Indenture, the Debentures, the Trust Agreement or the Guarantee Agreement will result in a breach of, or constitute a default under, any indenture or other agreement or instrument to which the Guarantor or any Significant Subsidiary is a party or bound and which constitutes a material contract and is set forth as an exhibit to the Guarantor's most recent Annual Report on Form 10-K or any subsequent Quarterly Reports on Form 10-Q or Current Report on Form 8-K, or any other indenture or material agreement or instrument known to such counsel and to which the Guarantor or any Significant Subsidiary is a party or bound, the breach of which would

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          result in a material adverse effect on the financial condition of the
          Guarantor and its subsidiaries, taken as a whole, or violate any order or regulation known to such counsel to be applicable to the Guarantor or any Significant Subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Guarantor or any Significant Subsidiary; nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-Laws of the Guarantor;

               (vii) the statements in the Final Prospectus (other than statements furnished in writing to the Trust or the Guarantor by or on behalf of an Underwriter through the Representatives, it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter) under the captions "Description of Junior Subordinated Debentures", "Description of Capital Securities", "Description of Guarantee", "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee," "Underwriters", "Description of Junior Subordinated Debt Securities", "Description of Trust Preferred Securities", "Description of Guarantees", "Relationship Among Trust Preferred Securities, Corresponding Junior Subordinated Debt Securities and Guarantees," and "Plan of Distribution" insofar as they purport to summarize certain provisions of documents or laws specifically referred to therein, are accurate summaries of such provisions or laws or of the sources from which such summaries were derived;

               (viii) the Indenture has been duly authorized, executed and delivered by the Guarantor, has been duly qualified under the Trust Indenture Act, as amended, and (assuming the Indenture has been duly authorized, executed and delivered by the Debenture Trustee) constitutes a valid and legally binding instrument enforceable against the Guarantor in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject to general equity principles and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside the United States); and the Debentures have been duly authorized and executed by the Guarantor and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Trust pursuant to the Debenture Purchase Agreement, the Debentures will constitute valid and legally binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms and entitled to the benefits of the Indenture subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject to general equity principles and except further as enforcement thereof may be limited by

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          any governmental authority that limits, delays or prohibits the making of payments outside the United States;

               (ix) the Guarantee Agreement has been duly authorized, executed and delivered by the Guarantor, and (assuming the Guarantee Agreement has been duly authorized, executed and delivered by the Guarantee Trustee) constitutes a valid and legally binding instrument enforceable against the Guarantor in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject to general equity principles and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside the United States); and the Trust Agreement has been duly authorized, executed and delivered by the Guarantor and each of the Administrative Trustees;

               (x) the Registration Statement and any amendments thereto have become effective under the Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial and statistical information contained therein, other than statements furnished in writing to the Guarantor or the Trust by or on behalf of an Underwriter through the Representatives (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter) and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the time it became effective (other than the financial statements and other financial and statistical information contained therein, other than statements furnished in writing to the Guarantor or the Trust by or on behalf of an Underwriter through the Representatives (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter) and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which such counsel need express no opinion), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented (other than the financial statements and other financial

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          and statistical information contained therein, other than statements furnished in writing to the Guarantor or the Trust by or on behalf of an Underwriter through the Representatives (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter) and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which such counsel need express no opinion), includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (xi) this Agreement has been duly authorized, executed and delivered by each of the Trust and the Guarantor; and

               (xii) no consent, approval, authorization or order of any court or government agency or body is required for the consummation of the transactions contemplated herein or in the Indenture, the Debentures, the Trust Agreement or the Guarantee Agreement, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the Blue Sky laws of any jurisdiction or NASD regulations in connection with the purchase and distribution of the Capital Securities by the Underwriters.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Minnesota and the Delaware General Corporation Law or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of counsel who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Trust and the Guarantor and its subsidiaries and public officials.

          (c) The Representatives shall have received the opinion of counsel to Bank One Trust Company, N.A., as Property Trustee under the Trust Agreement, Debenture Trustee under the Indenture, and Guarantee Trustee under the Guarantee Agreement, dated the Closing Date, to the effect that:

               (i) Bank One Trust Company, N.A. is duly incorporated and is validly existing in good standing as a banking corporation under the law of the State of Delaware.

               (ii) Bank One Trust Company, N.A. has the power and authority to execute, deliver and perform its obligations under the Trust Agreement, the Indenture and the Guarantee Agreement.

               (iii) Each of the Trust Agreement, the Indenture and the Guarantee Agreement has been duly authorized, executed and delivered by Bank One Trust Company, N.A. and constitutes a legal, valid and binding obligation of Bank One Trust Company, N.A., enforceable against Bank One Trust Company, N.A. in accordance with its terms.

               (iv) The execution, delivery and performance by Bank One Trust Company, N.A. of the Trust Agreement, the Indenture and the Guarantee Agreement do not conflict with or constitute a breach of the charter or by-laws of Bank One Trust Company, N.A.

               (v) No consent, approval or authorization of, or registration with or notice to, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of Bank One Trust Company, N.A. is required for the execution, delivery or performance by Bank One Trust Company, N.A. of the Trust Agreement, the Indenture and the Guarantee Agreement.

          (d) The Representatives shall have received the opinion of Richards, Layton & Finger, as special Delaware counsel to the Trust and the Guarantor, dated the Closing Date, to the effect that:

               (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Statutory Trust Act (the "Delaware Act"), and all filings required as of the date hereof under the Delaware Act with respect to the creation and valid existence of the Trust as a business trust have been made.

               (ii) Under the Trust Agreement and the Delaware Act, the Trust has the trust power and authority to own property and to conduct its business, all as described in the Final Prospectus.

               (iii) The Trust Agreement constitutes a valid and legally binding instrument enforceable against the Guarantor and each of the Administrative Trustees in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject to general equity principles and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside the United States).

               (iv) Under the Trust Agreement and the Delaware Act, the Trust has the trust power and authority (i) to execute and deliver, and to perform its obligations under, this Agreement, and (ii) to issue, and to perform its obligations under, the Capital Securities and the Trust Common Securities.

               (v) Under the Trust Agreement and the Delaware Act, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations under this Agreement, have been duly authorized by all necessary trust action on the part of the Trust.

               (vi) Under the Delaware Act, the certificate attached to the Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Capital Securities. The Capital Securities have been duly authorized by the Trust Agreement and, when issued and delivered in accordance with this Agreement, will be duly and validly issued, and, subject to the qualifications hereinafter expressed in this paragraph (vi), fully paid and non-assessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement. The Trust Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement. The holders of the Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Such counsel may note that the respective holders of the Capital Securities may be obligated, pursuant to the Trust Agreement, to make certain payments under the Trust Agreement.

               (vii) Under the Trust Agreement and the Delaware Act, the issuance of the Capital Securities and the Trust Common Securities is not subject to preemptive or similar rights.

               (viii) The issuance and sale by the Trust of the Capital Securities and the Trust Common Securities, the purchase by the Trust of the Debentures, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated by this Agreement and compliance by the Trust with its obligations under this Agreement do not violate (a) any of the provisions of the Certificate of Trust or the Trust Agreement,
          (b) any applicable Delaware law or Delaware administrative regulation.

          (e) The Representatives shall have received from their counsel such opinion or opinions, dated the Closing Date, with respect to the Capital Securities, the Debentures, the Guarantee Agreement, the Indenture, the Registration Statement, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Trust and the Guarantor shall have furnished to such counsel such documents as it requests for the purpose of enabling it to pass upon such matters.

          (f) Each of the Trust and the Guarantor shall have furnished to the Representatives a certificate, signed, with respect to the Trust, by an Administrative Trustee of the Trust and, with respect to the Guarantor, any Senior

     Vice President or Executive Vice President and the principal financial or accounting officer of the Guarantor, dated the Closing Date, to the effect that:

               (i) with respect to the certificate delivered by the Trust, the representations and warranties of the Trust in Section 1 hereof are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and, with respect to the certificate delivered by the Guarantor, the representations and warranties of the Guarantor in Section 1 hereof are true and correct as of the Closing Date with the same effect as if made on the Closing Date, and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) with respect to each certificate, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or threatened; and

               (iii) with respect to the certificate delivered by the Guarantor, since the date of the most recent financial statements included in the Final Prospectus, there has been no material adverse change in the condition, financial or otherwise, earnings, business, properties or business prospects of the Trust and the Guarantor and the Guarantor's subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

          (g) At the Closing Date, KPMG LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated the Closing Date.

          (h) As of the Closing Date, there shall not have occurred since the date hereof any change in the condition, financial or otherwise, or in the earnings, business, properties, results of operations or business prospects of the Trust, the Guarantor and the Guarantor's subsidiaries, taken as a whole, from that set forth in the Final Prospectus, as amended or supplemented as of the date hereof, that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Capital Securities on the terms and in the manner contemplated by the Final Prospectus, as so amended or supplemented.

          (i) As of the Closing Date, the Capital Securities shall have been approved for listing on the New York Stock Exchange or on such other stock exchange agreed upon by the Trust, the Guarantor and the Representatives, unless the failure to obtain such approval is a result of the Underwriters' failure to provide any materials requested by such exchange.

          If (i) any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or (ii) any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled on, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Trust and the Guarantor in writing or by telephone or facsimile confirmed in writing.

     6. Reimbursement of Underwriters' Expenses. If the sale of the Capital Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Trust and the Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Guarantor will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of counsel and those described in Section 4(h) hereof) that shall have been incurred by them in connection with the proposed purchase and sale of the Capital Securities.

     7.   Indemnification and Contribution.

          (a) The Trust and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or
     Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Capital Securities, the Guarantee and the Debentures as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party to the extent set forth below, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Trust and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Trust or the Guarantor by or on behalf of any Underwriter through the Representatives specifically for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter); and (ii) with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from the Basic Prospectus or any Preliminary Final

     Prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased the Capital Securities concerned, to the extent that the Final Prospectus relating to such Capital Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and was not so delivered within the time required by the Act and the rules thereunder and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Prospectus was corrected in the Final Prospectus as amended or supplemented if the Trust or the Guarantor had previously furnished copies of the Final Prospectus as amended or supplemented (exclusive of material incorporated by reference) to such Underwriter. This indemnity agreement will be in addition to any liability which the Trust or the Guarantor may otherwise have.

          (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Trust, the Administrative Trustees, the Guarantor, each of their directors, each of the Guarantor's officers and the Trust's representative who signs the Registration Statement, and each person who controls the Trust or the Guarantor within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Trust and the Guarantor to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Trust or the Guarantor by or on behalf of such Underwriter through the Representatives for use in the preparation of the documents referred to in the foregoing indemnity (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it shall wish, jointly, with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). In any such proceeding, any indemnified party shall have the right to obtain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate identified firm (in addition to any identified local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives that are indemnified parties in the case of parties to be indemnified pursuant to paragraph (a) of this Section 7 and by the Guarantor in the case of parties to be indemnified pursuant to paragraph (b) of this Section 7. An indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnified party.

          (d) To the extent the indemnification provided for in Section 7(a) or 7(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Guarantor, on the one hand, and each Underwriter, on the other hand, from the offering of such Capital Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust and the Guarantor, on the one hand, and each Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Guarantor, on the one hand, and each Underwriter, on the other hand, in connection with the offering of such Capital Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Capital Securities (before deducting expenses) received by the Trust bear to the total discounts and commissions received by each Underwriter in respect thereof. The relative fault of the Trust and the Guarantor, on the one hand, and each Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust and the Guarantor or by such Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Underwriter's obligation to contribute pursuant to this
     Section 7 shall be several in the proportion that the number of Capital Securities the sale of which by such Underwriter gave rise to such losses, claims, damages or liabilities bears to the aggregate number of Capital Securities the sale of which by all Underwriters gave rise to such losses, claims, damages or liabilities, and not joint.

          (e) The Trust and the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 7(d) hereof were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Capital Securities referred to in Section 7(d) hereof that were offered and sold to the public through such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Capital Securities agreed to be purchased by such Underwriter or Underwriters hereunder, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Capital Securities set forth opposite their names in Schedule II hereto bear to the aggregate number of Capital Securities set forth opposite the names of all the remaining Underwriters) the Capital Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Capital Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Capital Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Capital Securities; provided further, that if the remaining Underwriters do not exercise their right to purchase such Capital Securities and arrangements for the purchase of such Capital Securities satisfactory to the Trust and the Guarantor and the Representatives are not made within 36 hours after such default, then this Agreement will terminate without liability to any nondefaulting Underwriter, the Trust and the Guarantor. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Trust or the Guarantor and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     9. Underwriter Representations and Agreements. In the event that the offer or sale of the Capital Securities by an Underwriter in a jurisdiction requires any action on the part of the Trust or the Guarantor in or with respect to such jurisdiction, such Underwriter represents and agrees that it will (i) inform the Trust or the Guarantor that the Trust or the Guarantor is required to take such action prior to the time such action is required to be taken, and (ii) cooperate with and assist the Trust or the Guarantor in complying with such requirements. Each Underwriter severally agrees that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the Capital Securities or possesses or distributes any Preliminary Final Prospectus or the Final Prospectus, and will obtain any required consent, approval or permission for its purchase, offer, sale or delivery of the Capital Securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes any such purchases, offers, sales or deliveries. Each Underwriter severally agrees that it will provide any materials requested by the New York Stock Exchange or such other stock exchange upon which the Capital Securities, or, if applicable, the Debentures, are listed. Each Underwriter also severally agrees that it will timely file with the Corporate Financing Department of the National Association of Securities Dealers, Inc. (the "Association") any documents required to be filed under Rules 2710 and 2720 of the Association's Conduct Rules relating to the offering of the Capital Securities.

     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Trust and the Guarantor prior to delivery of and payment for the Capital Securities, if prior to such time there shall have occurred any (i) suspension or material limitation of trading generally on the New York Stock Exchange or a material disruption in settlement services in the United States, (ii) suspension of trading of any securities of the Guarantor on any exchange or in any over-the-counter market,
(iii) declaration of a general moratorium on commercial banking activities in California or New York by either Federal or state authorities, (iv) lowering of the rating assigned to any debt securities of the Guarantor by any nationally-recognized securities rating agency or public announcement by any such rating agency that it has under surveillance or review, with possible negative consequences, its rating of any debt securities of the Guarantor or (v) outbreak or escalation of hostilities in which the United States is involved, declaration of war by Congress or change in financial markets or calamity or crisis including, without limitation, an act of terrorism that, in the judgment of the Representatives, is material and adverse and, in the case of any of the events described in clauses (i) through (v), such event, either alone or together with any other such event, makes it, in the judgment of the Representatives, impracticable to proceed with completion of the public offering of, or sale of and payment for, the Capital Securities.

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Trust, the Guarantor or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Trust or the Guarantor or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Capital Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

     12. Notices. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by facsimile, telex, telecopier, or telegram and confirmed to the recipient, and any such notice shall be effective when received if sent to the Representatives, at the addresses specified in Schedule I hereto, or if sent to the Trust, at Wells Fargo Center, MAC: N9305-173, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 or to the Guarantor, at 444 Market Street,
MAC: 0195-171, San Francisco, California, 94111.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     15. Business Day. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is normally open for business.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Trust, the Guarantor and the several Underwriters.

                                        Very truly yours,

                                        WELLS FARGO CAPITAL VIII

                                        By WELLS FARGO & COMPANY, as Depositor


                                        By:    /s/ Barbara S. Brett
                                           -------------------------------------
                                           Name: Barbara S. Brett
                                           Title: Assistant Treasurer


                                        WELLS FARGO & COMPANY


                                        By:    /s/ Barbara S. Brett
                                           -------------------------------------
                                           Name: Barbara S. Brett
                                           Title: Assistant Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the
date specified in Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
 INCORPORATED
UBS SECURITIES LLC

Acting on behalf of themselves and as
 the Representatives of the several
 Underwriters.

CITIGROUP GLOBAL MARKETS INC.


By:  /s/ Eric M. Corrigan
   --------------------------------
   Name: Eric M. Corrigan
   Title: Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
 INCORPORATED


By:   /s/ Bruce Bunner
   --------------------------------
   Name: Bruce Bunner
   Title: Vice President

UBS SECURITIES LLC


By:    /s/ Michael Sabatino
   --------------------------------
   Name: Michael Sabatino
   Title: Director - Fixed Income
          Syndicate

By:     /s/ John B. Corcoran
   --------------------------------
   Name: John B. Corcoran
   Title: Executive Director - Fixed
          Income Syndicate

                                   SCHEDULE I

Underwriting Agreement dated July 21, 2003 (the "Agreement")

Registration Statement No. 333-103711

Representatives, including address:

          Citigroup Global Markets Inc.
          388 Greenwich Street
          New York, New York 10013
          Fax: (212) 816-0911

          Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
          4 World Financial Center
          New York, New York 10019
          Fax: (212) 449-2234

          UBS Securities LLC
          677 Washington Blvd.
          Stamford, Connecticut 06901
          Fax: (203) 719-0680

Title, Purchase Price and Description of Capital Securities:

          Title: 5.625% Trust Preferred Securities

          Number: 8,000,000 (9,200,000 if the Option is exercised in full)

          Price to Public: $25

          Purchase price (include type of funds, if other than Federal Funds, and accrued interest or amortization if applicable): $25 payable in immediately available funds

          Commission: 3.15% ($0.7875 per Capital Security)

          Distribution Rate: 5.625% per Capital Security

          Distribution Dates: February 1, May 1, August 1, and November 1, beginning on November 1, 2003

          Liquidation Amount: $25 per Capital Security

          Denominations: Beneficial interests in the Capital Securities will be held in denominations of $25 and integral multiples thereof

          Sinking fund provisions: None

          Maturity Date: August 1, 2033

          Redemption: As specified in the Final Prospectus

          Provisions regarding repayment at the option of Holders: None

          Deferral of Interest: As specified in the Final Prospectus

Closing Date, Time and Location: July 28, 2003, 9:00 a.m., New York City time, at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402.

                                   SCHEDULE II

                                                                   Number of
                                                                    Capital
                                                                   Securities
                                                                     to be
Underwriter                                                        Purchased
-----------                                                        ----------

Citigroup Global Markets Inc. ..................................... 1,245,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated................. 1,240,000

UBS Securities LLC. ............................................... 1,240,000

Morgan Stanley & Co. Incorporated.................................. 1,240,000

Wells Fargo Securities, LLC........................................ 1,240,000

Banc One Capital Markets, Inc. ....................................   160,000

Bear, Stearns & Co. Inc. ..........................................   160,000

Credit Suisse First Boston LLC.....................................   160,000

Goldman, Sachs & Co. ..............................................   160,000

A. G. Edwards & Sons, Inc. ........................................    45,000

Charles Schwab & Co., Inc. ........................................    45,000

Deutsche Bank Securities Inc. .....................................    45,000

Fahnestock & Co. Inc. .............................................    45,000

H&R Block Financial Advisors, Inc. ................................    45,000

HSBC Securities (USA) Inc. ........................................    45,000

J.P. Morgan Securities Inc. .......................................    45,000

Legg Mason Wood Walker, Incorporated...............................    45,000

Lehman Brothers Inc. ..............................................    45,000

McDonald Investments Inc. .........................................    45,000

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Quick & Reilly, Inc. ..............................................    45,000

Raymond James & Associates, Inc. ..................................    45,000

RBC Dain Rauscher Inc. ............................................    45,000

TD Waterhouse Capital Markets, Inc. ...............................    45,000

U.S. Bancorp Piper Jaffray Inc. ...................................    45,000

Advest, Inc. ......................................................    20,000

BB&T Investment Services, Inc. ....................................    20,000

Blaylock & Partners, L.P...........................................    20,000

C. L. King & Associates, Inc. .....................................    20,000

Crowell, Weedon & Co. .............................................    20,000

D.A. Davidson & Co. ...............................................    20,000

Davenport & Company LLC............................................    20,000

Doley Securities, Inc. ............................................    20,000

Ferris, Baker Watts Incorporated...................................    20,000

Guzman & Company...................................................    20,000

J.J.B. Hilliard, W.L. Lyons, Inc. .................................    20,000

Janney Montgomery Scott LLC........................................    20,000

McGinn, Smith & Co., Inc. .........................................    20,000

Mesirow Financial, Inc. ...........................................    20,000

Morgan Keegan & Company, Inc. .....................................    20,000

NatCity Investments, Inc. .........................................    20,000

Pershing LLC.......................................................    20,000

Robert W. Baird & Co. Incorporated.................................    20,000

Ryan, Beck & Co., Inc. ............................................    20,000

Sandler O'Neill & Partners, L.P....................................    20,000

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Southwest Securities, Inc. ........................................    20,000

Stifel, Nicolaus & Company, Incorporated...........................    20,000

SunTrust Capital Markets, Inc. ....................................    20,000

Wedbush Morgan Securities Inc. ....................................    20,000

     Total......................................................... 8,000,000

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